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Exhibit 99.10

WEST COAST BANCORP RIGHTS OFFERING

SUBSCRIPTION RIGHTS CERTIFICATE and ELECTION FORM
For DEFERRED COMPENSATION PLAN PARTICIPANTS

        The Rights Offering and Your Subscription Privileges.    West Coast Bancorp (Bancorp) is making a "Rights Offering" to its shareholders. This gives shareholders the right to purchase a certain number of additional shares of Bancorp Common Stock at a subscription price of $2.00 per share. This Rights Offering applies to anyone who was a shareholder of record on January 19, 2010, including anyone, like you, who owned Bancorp stock in their Deferred Compensation Plan account. Your "Basic Subscription Privilege" allows you to purchase one share of Bancorp stock at the $2.00 per share subscription price for each Subscription Right you have. The number of Subscription Rights you have in your Deferred Compensation Plan account is shown in the lower right-hand corner of this page. It's based on the number of shares you held in your Deferred Compensation Plan account on January 19, 2010. You can only purchase whole numbers of shares—fractional shares cannot be purchased. If you elect to purchase all of the shares that your Subscription Rights entitle you to buy, you also become entitled to subscribe to purchase additional shares at the $2.00 per share subscription price. This is called your "Over-Subscription Privilege." Basically, this lets you place an order to buy a portion of the shares left over in the Rights Offering, if any, if all the other shareholders do not exercise their Subscription Rights in full.

        Where to Find More Information.    THE FULL TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS DATED JANUARY [*], 2010. A COPY OF THE PROSPECTUS IS BEING PROVIDED ALONG WITH THIS FORM. YOU CAN OBTAIN ANOTHER COPY OF THE PROSPECTUS, FREE OF CHARGE, FROM MORROW & CO., LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING (SEE PART 5 BELOW FOR THE CONTACT INFORMATION). The Prospectus gives a complete description of the Rights Offering. Please read all of it carefully to understand the terms and conditions of the Rights Offering. In addition, please read the accompanying SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN OUR DEFERRED COMPENSATION PLAN—"WHAT YOU NEED TO KNOW ABOUT THE BANCORP STOCK RIGHTS OFFERING AND YOUR DEFERRED COMPENSATION PLAN ACCOUNT" to learn all the details on how to participate in the Rights Offering through your Deferred Compensation Plan account.

        Paying for the Stock.    To purchase stock in this Rights Offering through your Deferred Compensation Plan account, you must have enough funds in the Federated Government Obligations Money Market Fund offered under our Deferred Compensation Plan to cover the total purchase price for the number of shares you are subscribing for, including those you are subscribing for if you choose to exercise your Over-Subscription Privilege. The required funds have to be available in the Money Market Fund no later than Monday, February 22, 2010. See Q&A-8 in the SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN OUR DEFERRED COMPENSATION PLAN—"WHAT YOU NEED TO KNOW ABOUT THE BANCORP STOCK RIGHTS OFFERING AND YOUR DEFERRED COMPENSATION PLAN ACCOUNT" for more information on the deadlines to transfer funds into the Money Market Fund.

        Election Deadline.    To purchase stock in this Rights Offering through your Deferred Compensation Plan account, you need to complete this form and make sure it is actually received by Wells Fargo in Minnesota, no later than 5:00 pm CST (3:00 pm PST), Monday, February 22, 2010. NOTE: This is earlier than the deadline that applies if you are exercising your Subscription Rights for shares you own outside the Deferred Compensation Plan.

PART 1: EXERCISE OF SUBSCRIPTION RIGHTS (Check the appropriate item(s) and fill in all appropriate blanks)

        NOTE: PARTICIPATION IS VOLUNTARY! If you do not want to participate in this Rights Offering, do not fill in or return this form.

FULL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐
I irrevocably exercise my Subscription Rights in full and subscribe for the total number of shares of Bancorp Common Stock that equals the number of Subscription Rights shown below, subject to the terms and conditions set forth in the Prospectus.

EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE (requires full exercise of Basic Subscription Privilege):

☐
I apply to purchase            additional shares of Bancorp Common Stock pursuant to my Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus.

PARTIAL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐
I irrevocably exercise only a portion of my Subscription Rights and subscribe for            shares of Bancorp Common Stock (which is less than the number of Subscription Rights, shown below, to which I am entitled).

TOTAL SHARES SUBSCRIBED FOR:

$2.00 per share	× $2.00
TOTAL PRICE:	$

(Do NOT enclose any payment—See PART 2 below)

PART 2: PAYMENT INSTRUCTIONS AND OTHER TERMS AND CONDITIONS

By signing my name in Part 3 below, I am agreeing to the following terms and conditions:

  1.
  I authorize West Coast Trust Company, the Deferred Compensation Plan's Trustee, and its agents, to liquidate enough of my Money Market Fund to purchase the number of shares I have elected in Part 1.

  2.
  If I do not have sufficient funds in my Money Market Fund to cover the Total Price shown at the bottom of Part 1, West Coast Trust Company will liquidate all of my Money Market Fund and put through the purchase for only the number of shares that can be acquired with the available funds.

  3.
  Book Entry Shares (in lieu of Certificates) representing shares of Bancorp Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering, in accordance with the terms of the Prospectus. These shares will be credited to my Deferred Compensation Plan account and will not be issued to me personally.

  4.
  I agree to all the terms and conditions of this Subscription Rights Certificate and also those of the Prospectus, which is incorporated in this Subscription Rights Certificate by reference.

  5.
  If I do not properly complete and sign this Subscription Rights Certificate, it will be invalid, which may prohibit me from exercising any of the Subscription Rights related to my Deferred Compensation Plan account.

PART 3: YOUR SIGNATURE

        By signing below, I am irrevocably exercising my Subscription Rights as indicated above, and I am acknowledging that I have to return this Subscription Rights Certificate to Wells Fargo Shareowner Services by the election deadline stated in Part 4 below in order for it to be honored.

Participant's Signature*	Date

*
If this Subscription Rights Certificate is being signed on your behalf by your attorney, executor, administrator, guardian or other fiduciary, the person signing must give his or her full title in that capacity, and the proper evidence of authority to act in such capacity must be furnished to the Subscription Agent upon request (see Part 4 below).

PART 4: RETURN DELIVERY INSTRUCTIONS

        Return this Certificate to the Subscription Agent, Wells Fargo Bank, at one of the addresses below (Note: A self-addressed envelope has been attached to this Subscription Rights Certificate for your convenience):

By First Class Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Hand-Delivery or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        THIS SUBSCRIPTION RIGHTS CERTIFICATE MUST BE ACTUALLY RECEIVED BY WELLS FARGO SHAREOWNER SERVICES, NOT SIMPLY POSTMARKED, AT ONE OF THE DESIGNATED ADDRESSES ABOVE, NO LATER THAN 5:00 PM CST (3:00 PM PST), ON FEBRUARY 22, 2010. SUBSCRIPTION RIGHTS CERTIFICATES RECEIVED AFTER THE DEADLINE WILL BE INVALID.

PART 5: ADDITIONAL INFORMATION

        FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, PLEASE CONTACT MORROW & CO., LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, AT (800) 607-0088.

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  Exhibit 99.10
WEST COAST BANCORP RIGHTS OFFERING
SUBSCRIPTION RIGHTS CERTIFICATE and ELECTION FORM For DEFERRED COMPENSATION PLAN PARTICIPANTS